Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our reports dated February 24, 2016, with respect to the consolidated financial statements of Texas Instruments Incorporated, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in this Annual Report on Form 10-K for the year ended December 31, 2015: Registration Statements (Forms S-8) No. 333-158933, No. 333-158934, No. 33-42172, No. 33-54615, No. 33-61154, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-107759, No. 333-107760, No. 333-107761, No. 333-127021, No. 333-177235, No. 333-195692 and No. 333-197792; Registration Statements (Forms S-3) No. 333-165045 and No. 333-186803; and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas

February 24, 2016